UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 19, 2018

(Date of earliest event reported)

ANAPTYSBIO, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-37985	20-3828755
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10421 Pacific Center Court, Suite 200 San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

(858) 362-6295

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02 Departure of Directors or Certain Officers; Election Of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On March 19, 2018, James A. Schoeneck advised the Board of Directors (the “Board”) of AnaptysBio, Inc. (“AnaptysBio”) that he would resign as a Class III independent director of AnaptysBio and as a member of the audit and compensation committees of the Board, effective immediately. Mr. Schoeneck’s resignation is for personal reasons and is not the result of any disagreement with AnaptysBio on any matter relating to its operations, policies or practices. Following Mr. Schoeneck’s resignation, Dennis Fenton, Ph.D. was appointed to the audit committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AnaptysBio, Inc.

Date: March 20, 2018	By:	/s/ Dominic Piscitelli
Name: Dominic Piscitelli
Title: Chief Financial Officer